                                                                     EXHIBIT 3.1
                                                                     -----------


                         CERTIFICATE OF INCORPORATION
                                      OF

                         ADVANCED NUTRACEUTICALS, INC.


  FIRST.  The name of the corporation is Advanced Nutraceuticals, Inc.

  SECOND. The address of the corporation's registered office is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent in the County of New Castle is The Corporation Trust Company.

  THIRD. (a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "Delaware Code").

          (b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the Delaware Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

  FOURTH. The total number of shares that the corporation shall have the authority to issue is 35,000,000, consisting of 30,000,000 shares of common stock, with each share having a par value of $.001, and 5,000,000 shares of preferred stock, with each share having a par value of $.001.

          The board of directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the board of directors, including, without limiting the generality of the foregoing, the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

     The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock , and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.


     FIFTH.    The corporation is to have perpetual existence.

     SIXTH.    The name and address of the incorporator is:


               Robert M. Bearman
               Bearman Talesnick & Clowdus
               Professional Corporation
               1200 Seventeenth Street
               Suite 2600
               Denver, Colorado   80202



     SEVENTH. (a) The number of directors of the corporation shall be fixed by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by vote of the majority of the entire board of directors, provided that the number of directors shall not be more than eleven nor fewer than three, with the exception that the number of directors constituting the initial board of directors shall be two. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of stockholders or until their successors are duly elected and qualified:



     Name                                        Address
     ----                                        -------
     Barry C. Loder                              2715 Bissonnet, Ste. 305
                                                 Houston, Texas  77005

     Gregory S. Pusey                            1722 Buffehr
                                                 Vail, Colorado  81657

               (b) At all times from and after the time the number of directors constituting the board of directors of the corporation shall be three or more, the board of directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board permits with the term of office of one class expiring each year. At the first annual meeting of stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the board of directors for any reason, and any directorships, resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. At each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

               (c) Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the corporation, any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of a majority or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

                    Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation of the bylaws), the affirmative vote of the holders of least 60% of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose at one class) shall be required to amend, alter or repeal any provision of this Article Seventh of this Certificate of Incorporation.


  EIGHTH.    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

  NINTH.     Each stockholder of record shall have one vote for each share of stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

  TENTH.     No stockholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

  ELEVENTH. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

          TWELFTH.     Except as provided in Section 2 and 3 of Article III of
the Bylaws, the board of directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

          THIRTEENTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

          No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the board of directors in accordance with the Delaware Code. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

          FOURTEENTH. No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article Fourteenth shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of Delaware Code, or (iv) for any transaction from which such director derives an improper personal benefit. If the Delaware Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the personal liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Code as so amended.

          FIFTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


  Dated this 4th day of August 1998.


                                            /s/
                                 ------------------------
                                 Robert M. Bearman
                                 Incorporator

STATE OF COLORADO           )
                            )  ss.
CITY AND COUNTY OF DENVER   )

  Before me, Betty L. Lewis, a Notary Public of the State of Colorado, on the 4th day of August 1998, personally appeared Robert M. Bearman, to me known and known to be the person who signed the foregoing certificate of incorporation, who being duly sworn, acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, for the uses and purposes therein expressed, and that the facts stated therein are true.

[Seal]

                                                  /s/
                                      ---------------------------
                                      Notary Public


  My commission expires: 2/7/99